Exhibit 99.1

Filed by Byline Bancorp, Inc.

Pursuant to Rule 425 of the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Byline Bancorp, Inc. (Commission File No.: 001-38139)

Byline Bancorp, Inc. and Inland Bancorp, Inc. Announce Definitive Merger Agreement

Chicago & Oak Brook, IL, November 30, 2022 – Byline Bancorp, Inc. (“Byline” or the “Company”) (NYSE: BY), and Inland Bancorp, Inc. (“Inland Bancorp”) today jointly announced that they have entered into a definitive merger agreement pursuant to which Inland Bancorp and its wholly owned subsidiary, Inland Bank and Trust, will combine with Byline Bancorp, Inc. in a cash and stock transaction valued at approximately $165 million based upon Byline’s closing stock price as of November 29, 2022.

The transaction will solidify Byline’s position as Chicago’s largest community bank with assets under $10 billion. It will also expand Byline’s footprint into other attractive and contiguous suburban Chicago communities. The combined organization will have approximately $8.5 billion in assets, $6.2 billion in loans and $6.6 billion in deposits, with 47 branches across the greater Chicago metropolitan area.

Inland Bancorp, Inc., the parent company of Inland Bank and Trust, is headquartered in Oak Brook, Illinois and had total assets of $1.2 billion, total loans of $854 million and total deposits of $1.0 billion as of September 30, 2022. Serving its communities for over 40 years, Inland Bank and Trust offers commercial and retail banking services, with 10 branch locations primarily in the western and northern suburbs of Chicago.

Roberto Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., stated, “Inland Bank and Trust is a well-established and trusted financial institution with deep client and community relationships, which we look forward to continuing. Joining forces with Inland Bancorp brings to all of our customers an expanded footprint across Chicago. We are very excited to welcome Inland Bancorp customers and colleagues to Byline.”

“Our M&A strategy has always been about finding the right partners in complementary markets that share our core values and approach to the business,” said Alberto J. Paracchini, President of Byline Bancorp, Inc. “Inland is a highly regarded community bank with whom we share a common philosophy – providing outstanding customer service and developing deep and long-lasting relationships with the customers and communities that we serve and where we live. We are excited to partner with Inland Bank and Trust on this transaction which we believe will create long term value for our stockholders.”

Peter Stickler, President and Chief Executive Officer of Inland Bank and Trust, said, “The foundation of Inland Bancorp, Inc. was built upon offering products and services that meet our customers’ financial needs and delivering an exceptional customer experience that is supported by a diverse and experienced team. By joining forces with Byline, we recognize the opportunity to align with a partner that shares our passion for providing high-quality customer service. The transaction will also increase our lending capacity by leveraging a larger balance sheet and access to a broader array of products and services, including leading-edge digital capabilities. We believe the opportunity to join the Byline team is very positive for all of our constituents and will provide greater benefits to our customers and the communities we serve.”

Transaction Details

Under the terms of the definitive agreement, at the closing of the transaction, Byline will issue approximately 6.4 million shares of common stock and $22.9 million in cash to Inland Bancorp, Inc. stockholders, subject to adjustment per the terms of the merger agreement. Based upon the closing price of Byline’s common stock of $22.21 on November 29, 2022, this represents a fully diluted transaction value of approximately $165 million or $4.90 per Inland Bancorp share.

Byline currently estimates that pre-tax expense reductions associated with the transaction will be approximately 30% of Inland Bancorp’s expense base. The transaction is expected to be 8.1% accretive to Byline’s earnings per share in 2023 and 10.7% accretive in 2024, with an expected tangible book value per share dilution earn-back period of approximately 2.7 years using the crossover method.

The transaction has been approved unanimously by each company’s board of directors and is expected to close during the second quarter of 2023, and is subject to regulatory approvals, the approval of Inland Bancorp, Inc.’s stockholders, and the satisfaction of certain other closing conditions.

Stephens Inc. served as financial advisor to Byline, and Vedder Price P.C. served as Byline’s legal advisor. Piper Sandler & Co. served as financial advisor to Inland, and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as Inland’s legal advisor.

Presentation

A slide presentation relating to the transaction can be accessed on the “News and Events” page of Byline’s website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full-service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $7.3 billion in assets and operates more than 30 full-service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

About Inland Bancorp, Inc.

Inland Bancorp, Inc. is the parent company of Inland Bank and Trust, a full service community bank that offers commercial and retail banking services through its headquarters in Oak Brook and 10 additional bank locations throughout the north and west Chicagoland area. Inland Bank and Trust was founded in 1977 and has since grown to over $1.2 billion in total assets with an emphasis on servicing its local retail and business communities. For more information, visit www.inlandbank.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about Byline’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of Byline and Inland Bancorp, Inc. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with Byline’s and Inland Bancorp, Inc.’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which Byline and Inland Bancorp, Inc. operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks. Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Byline and Inland Bancorp, Inc. Byline intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Inland Bancorp, Inc. and a prospectus of Byline, and Byline will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to Inland Bancorp, Inc. stockholders seeking the required stockholder approval of the proposed transaction. Before making any voting or investment decision, investors and security holders of Inland Bancorp, Inc. are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Byline with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Byline may be obtained free of charge at its website at http://www.bylinebancorp.com/Docs. Alternatively, these documents, when available, can be obtained free of charge from Byline upon written request to Byline Bancorp, Inc., Attn: Investor Relations, 180 North LaSalle Street, 3rd Floor, Chicago, Illinois 60601, or by calling (773) 244-7000.

Information regarding the interests of certain of Inland Bancorp’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the registration statement on Form S-4 regarding the proposed transaction when it becomes available.

Participants in this Transaction

Byline, Inland Bancorp, Inc., their respective directors and executive officers and certain of their other members of management and employees may be deemed to be participants in the solicitation of proxies from Inland Bancorp, Inc.’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of Byline may be found in Byline’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 7, 2022, a copy of which can be obtained free of charge from Byline or from the SEC’s website as indicated above. In addition, information about the directors and executive officers of Byline and Inland Bancorp, Inc. and other persons who may be deemed participants in the transaction will be included in the proxy statement/prospectus and other relevant materials when filed with the SEC.

Contacts For Byline Bancorp, Inc.:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Director	Marketing Director
Byline Bank	Byline Bank
(312) 660-5805	(773) 475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Contacts For Inland Bancorp, Inc.:

Investors and Media:

Peter Stickler

President and CEO

Inland Bank and Trust

(630) 908-6612

Source: Byline Bancorp, Inc.